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                                                       EXHIBIT 23.4


                      CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




   We hereby consent to the incorporation by reference in the Post-Effective Amendment No. 1 to Form S-1 Registration Statement on Form S-3 of U.S. Office Products Company of our report dated October 26, 1995, relating to the financial statements of Oak Brook Office Supply and Equipment Corporation, which appear in the Amendment No. 1 to Registration Statement on Form S-4 (333-1928) dated March 28, 1996 of U.S. Office Products Company. We also consent to the reference to us under the caption "Experts" in this Registration Statement.


Oak Brook, Illinois                         /s/ Crowe, Chizek and Company LLP
September 24, 1996                          Crowe, Chizek and Company LLP